Securities and Exchange Commission

Washington, DC  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Kore Resources, Inc.

 (Exact Name of registrant as Specified in its Charter)

           Nevada

                         applied for

(State of Incorporation or Organization)                             (IRS Employee Identification No.)

176-22 Sagun-Dong, Seongd Seoul Korea                                                    133-187

(Address of principal Executive Offices)                                                     (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c) check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) check the following box. X

Securities Act registration statement file number to which this form relates 333-187586

Securities to be registered pursuant to Section 12(b) of the act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

                                          Common Stock ($0.001 par value)

                                                           (Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  Description of Registrant’s Securities to be Registered.

Furnish the information required by Item 202 of Regulation S-K or Item 202 of Regulation S-1.

This description is contained in Registrant’s Registration Statement on Form S-1 as declared effective by the Securities and Exchange Commission on June 19, 2013 [SEC File Number 333-187586].

ITEM 2.  Exhibits.

List below all exhibits filed as part of the registration statement.

(These exhibits are contained in Registrant’s  Registration Statement on Form S-1 as declared effective by the Securities and Exchange Commission on June 19, 2013 [SEC File Number 333-187586].

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

         Kore Resources, Inc.

      (Registrant)

By: /s/Young Ju Yi

Date:    June 20, 2013

           Young Ju Yi, President